Exhibit 4.2

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED MAY 9, 2014 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW & CO., LLC, THE INFORMATION AGENT.

CACHE, INC.

(Incorporated under the laws of the State of Delaware)

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights, each to purchase Shares of Common Stock of Cache, Inc.

Subscription Price: $2.00 per Share of Common Stock

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MAY 22, 2014, UNLESS EXTENDED BY THE COMPANY.

REGISTERED OWNER:                                                         NUMBER OF RIGHTS:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to purchase one share of common stock, with a par value of $0.01 per share (the “Common Stock”), of Cache, Inc. a Delaware corporation (the “Company”), at a subscription price of $2.00 per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. If a holder of Rights exercises its Basic Subscription Right in full and other holders of Rights do not fully exercise their Basic Subscription Right, on the terms and subject to the conditions set forth in the Prospectus, such holder may also exercise an over-subscription right (the “Over-Subscription Right”) to purchase additional shares of Common Stock that remain after unsubscribed as a result of any unexercised Rights. The Rights represented by this Non-Transferable Subscription Rights Certificate may be exercised by completing the Form of Election to Purchase on the reverse side hereof and any other appropriate forms (as described in the documents provided to you with the Prospectus) and by returning the full payment of the subscription price for each share of Common Stock in accordance with the Instructions set forth in hereto, the Prospectus and the Instructions as to Use of Cache, Inc. Non-Transferable Rights Certificates.

As described in the Prospectus, the Company may, in its sole discretion, cancel the Rights Offering at any time and for any reason.

This Non-Transferable Subscription Rights Certificate is not valid unless countersigned by Continental Stock Transfer & Trust Company, the subscription agent.

WITNESS the seal of Cache, Inc. and the signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:

Chief Executive Officer and Chairman of the Board	Chief Financial Officer

DATED: MAY , 2014	By:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY

FORM OF ELECTION TO PURCHASE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

Continental Stock Transfer & Trust Company

17 Battery Place—8th Floor

New York, NY 10004

Attn: Corporate Actions Department

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1 – EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. If you fully exercise your Basic Subscription Right, to subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below. If you do not indicate the number of Rights being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised (pursuant to your Basic Subscription Right and (if your Basic Subscription Right is exercised in full) your Over-Subscription Right) with the aggregate subscription payment you delivered to the Subscription Agent. To the extent you subscribe for more Shares than you are entitled under the Basic Subscription Right and, if applicable, the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares available to you under the Basic Subscription Right and, if applicable, the Over-Subscription Right. Fractional Shares of our Common Stock resulting from the exercise of Rights will be eliminated by rounding down to the nearest whole Share, with the total subscription payment being adjusted accordingly.  Any excess subscription payment received by the subscription agent will be returned, without interest, as soon as practicable.

(a) BASIC SUBSCRIPTION RIGHT:

I exercise		Rights X 0.342 =
	(no. of Rights)	(total number of new shares rounded down to the nearest whole share)

Therefore, I apply for	X $2.00 = $
(no. of new whole shares) (subscription (amount enclosed) price)

(b) OVER SUBSCRIPTION RIGHT

I have purchased all Common Shares available to me pursuant to my basic subscription right and am entitled to and wish to purchase additional Common Shares pursuant to my Over-Subscription Right.

☐ YES    ☐ NO

Therefore, I apply for       Unsubscribed Shares pursuant to my Over-Subscription Right X $2.00 = $

(subscription	(price of new shares)
price)

(c) TOTAL AMOUNT ENCLOSED: $

METHOD OF PAYMENT (check one):

☐ Cashier’s Check or Certified Check on a U.S. Bank

☐Wire Transfer of immediately available funds directly to the account, maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscription in the rights offering at JP Morgan Chase Bank ABA: 021000021, Account 475-581741, Account Name: Continental Stock Transfer and Trust as agent for Cache, Inc.

FORM 2 — DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your Rights to be delivered to an address different from that shown on the fact of this Non-Transferable Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3 – SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably subscribe for the number of shares indicated under Form 1 above on the terms and conditions specified in the Prospectus.  This Form 3 must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature(s)	Signature(s):

Date:	Daytime Telephone Number:

IMPORTANT: the signature(s) must correspond with the name(s) as printed on the reverse of this Non-Transferable Subscription rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4 — SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:		By:
	(Name of Bank or Firm)		(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF NON-TRANSFERRABLE RIGHTS CERTIFICATES CONSULT MORROW & CO., LLC, THE INFORMATION AGENT, AT 1-800-662-5200. THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 22, 2014, AND THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.